Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of MACOM Technology Solutions Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended January 2, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stephen G. Daly, as President and Chief Executive Officer and Chair of the Board of the Company, and John F. Kober, as SVP and Chief Financial Officer of the Company, each hereby certifies, pursuant to and solely for the purpose of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Date:	February 5, 2026

By:	/s/ Stephen G. Daly
Stephen G. Daly
President and Chief Executive Officer and Chair of the Board
(Principal Executive Officer)

By:	/s/ John F. Kober
John F. Kober
SVP and Chief Financial Officer
(Principal Financial Officer)